Exhibit 99.1

KKR & Co. L.P. Announces Third Quarter 2010 Results(1)

Assets under management (“AUM”) totaled $55.5 billion as of September 30, 2010, up from $50.4 billion as of September 30, 2009.

Fee related earnings (“FRE”) were $69.5 million and $223.2 million for the third quarter and the first nine months of 2010, respectively, up from pro forma(2) FRE of $67.0 million and $160.0 million in the comparable periods of 2009.

Economic net income (“ENI”) was $317.3 million and $1,425.2 million for the third quarter and the first nine months of 2010, respectively, down from pro forma ENI of $822.7 million and $1,438.7 million in the comparable periods of 2009.

GAAP net income attributable to KKR & Co. L.P. was $8.9 million and $152.6 million for the third quarter and first nine months of 2010, respectively(3).

Book value was $5.2 billion on a segment basis as of September 30, 2010, representing $7.63 per unit.

KKR & Co. L.P. declares a third quarter distribution of $0.15 per common unit.

Consolidated Results

KKR’s consolidated GAAP results for the quarter and nine months ended September 30, 2010 included net income attributable to KKR & Co. L.P. of $8.9 million and $152.6 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.04 and $0.74, respectively.  For the quarter and nine months ended September 30, 2009, net income attributable to KKR & Co. L.P. was $616.7 million and $927.9 million, respectively.  The decrease from both prior periods was primarily due to the following factors that were not applicable in 2009: (i) the allocation of approximately 70% of the earnings of KKR to KKR Holdings L.P., (ii) the issuance of equity-based awards which resulted in the recognition of non-cash compensation charges, and (iii) the recognition of corporate income tax expense.  These factors were partially offset by the inclusion of the results of our principal segment assets that were included in noncontrolling interests in the comparative prior periods.

(1)  Certain financial measures contained herein, including fee related earnings and economic net income, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  See page 7 for a reconciliation of such measures to financial results prepared in accordance with GAAP.

KKR refers to the group of affiliates that conduct the global asset management business of KKR & Co. L.P.  Information contained herein relating to KKR’s reportable segments are presented prior to giving effect to the allocation of income between KKR & Co. L.P. and KKR Holdings L.P. and, as such, represent the business in total. KKR’s principals hold interests in KKR through KKR Holdings L.P., which owns interests representing 70% of KKR as of September 30, 2010. For the quarter and nine months ended September 30, 2010, net income (loss) attributable to KKR & Co. L.P. reflects only those amounts that are allocable to KKR & Co. L.P.’s 30% interest in KKR. Net income (loss) that is allocable to KKR’s principals’ 70% interest in KKR is reflected in net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P. and is not included in total KKR & Co. L.P. partners’ capital.

(2)  On October 1, 2009 KKR & Co. L.P. and KKR & Co. (Guernsey) L.P. completed a transaction to combine their businesses (the “Business Combination”).  Amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they had been completed on January 1, 2009.  See notes to KKR’s unaudited reportable segments on page 23 of this press release for a summary of the applicable adjustments as a result of the Business Combination.

(3)  For the third quarter and first nine months of 2009, GAAP net income attributable to KKR & Co. L.P. was $616.7 million and $927.9 million, respectively.  The 2010 and 2009 GAAP periods are not directly comparable as GAAP financial information prior to October 1, 2009 did not reflect certain adjustments that are applicable for periods after October 1, 2009 as a result of the Business Combination.  See “Consolidated Results”.

Total Reportable Segments

Management makes operating decisions, assesses performance and allocates resources based on financial and operating data and measures that are presented without giving effect to the consolidation of any of the funds that KKR manages.  In addition, there are other components of KKR’s reportable segment results that differ from the equivalent GAAP results on a consolidated basis.  These differences are described in the Notes to KKR’s Unaudited Reportable Segments on page 23.

AUM was $55.5 billion as of September 30, 2010, an increase of $1.1 billion or 2.0% compared to AUM of $54.4 billion as of June 30, 2010.  The increase was primarily due to an increase in the fair value of KKR’s private equity portfolio and new capital raised in KKR’s public markets segment, partially offset by distributions and, to a lesser extent, redemptions.

Fee paying assets under management (“FPAUM”) were $42.7 billion as of September 30, 2010, an increase of $1.1 billion or 2.5% compared to FPAUM of $41.6 billion as of June 30, 2010.  The increase was primarily due to changes in foreign exchange related to Euro denominated commitments, new capital raised and increases in net asset values in certain vehicles within KKR’s public markets segment, partially offset by redemptions and, to a lesser extent, distributions.

FRE was $69.5 million for the quarter ended September 30, 2010, an increase of $2.5 million or 3.7% compared to pro forma FRE of $67.0 million for the quarter ended September 30, 2009.  The increase is due primarily to higher capital markets fees as a result of increased overall activity and higher incentive fees earned in the public markets segment.  These increases were partially offset by lower monitoring fees in the private markets segment as a result of a $26.1 million termination payment on a monitoring agreement with a portfolio company during the third quarter of 2009, which impacted FRE by $9.2 million net of associated fee credits.

For the nine months ended September 30, 2010, FRE was $223.2 million, an increase of $63.3 million or 39.6% compared to pro forma FRE of $160.0 million for the nine months ended September 30, 2009.  The increase was due primarily to (i) higher capital markets fees as a result of increased activity, (ii) higher incentive fees earned in the public markets segment, and (iii) higher transaction fees in the private markets segment as a result of the closing of more fee generating investments.  These increases were partially offset by higher compensation expense as a result of improved performance and the expansion of KKR’s business.

For the quarter ended September 30, 2010, ENI was $317.3 million, a decrease of $505.4 million or 61.4% compared to pro forma ENI of $822.7 million for the quarter ended September 30, 2009.  The decrease primarily reflects lower levels of appreciation of KKR’s private equity portfolio when compared to the prior period.  While the fair value of KKR’s investments increased during the third quarter of 2010, the amount of net unrealized gains were lower than in 2009.

For the nine months ended September 30, 2010, ENI was $1,425.2 million, a decrease of $13.5 million or 0.9% compared to pro forma ENI of $1,438.7 million for the nine months ended September 30, 2009.  The decrease primarily reflects lower appreciation of KKR’s principal investments when compared to the prior period, partially offset by the increase in FRE explained above.

Private Markets

AUM in the private markets segment was $41.9 billion as of September 30, 2010, an increase of $0.8 billion or 2.1% compared to AUM of $41.0 billion as of June 30, 2010.  The increase was primarily due to an increase in the fair value of KKR’s private equity portfolio, partially offset by distributions as a result of realizations.

FPAUM in the private markets segment was $36.0 billion as of September 30, 2010, an increase of $0.7 billion or 2.0% compared to FPAUM of $35.3 billion as of June 30, 2010.  The increase was primarily due to changes in foreign exchange related to Euro denominated commitments and invested capital.

FRE in the private markets segment was $42.9 million for the quarter ended September 30, 2010, a decrease of $11.5 million or 21.1% compared to pro forma FRE of $54.3 million for the quarter ended September 30, 2009.  The decrease was due primarily to (i) lower monitoring fees as a result of the recognition of a $26.1 million termination payment on a monitoring agreement with a portfolio company during the third quarter of 2009, which impacted FRE by $9.2 million net of associated fee credits, (ii) lower transaction fees as a result of the closing of fewer fee generating investments and (iii) higher compensation expense and other operating expenses in connection with the expansion of KKR’s business.

FRE in the private markets segment was $141.2 million for the nine months ended September 30, 2010, a decrease of $6.5 million or 4.4% compared to pro forma FRE of $147.7 million for the nine months ended September 30, 2009.  The decrease was due primarily to higher compensation expense and other operating expenses in connection with the expansion of KKR’s business as well as lower monitoring fees as a result of the termination payment described above.  These decreases were partially offset by higher transaction fees as a result of the closing of more fee generating investments.

ENI in the private markets segment was $173.7 million for the quarter ended September 30, 2010, a decrease of $129.9 million or 42.8% compared to pro forma ENI of $303.6 million for the quarter ended September 30, 2009.  The decrease was due primarily to lower net carried interest.  While the fair value of KKR’s investments increased during the third quarter of 2010, the amount of net unrealized gains was lower than the amount recorded during the third quarter of 2009.

ENI in the private markets segment was $522.6 million for the nine months ended September 30, 2010, an increase of $6.7 million or 1.3% compared to pro forma ENI of $515.9 million for the nine months ended September 30, 2009. The increase was due primarily to higher gross carried interest driven by certain private equity funds that were not in a carry earning position during the 2009 period earning carried interest in 2010.  This increase was partially offset by increases in the allocation to KKR’s carry pool and management fee refunds.  As of September 30, 2010, the amount subject to management fee refunds, which may reduce carried interest in future periods, totaled $67.8 million.

Public Markets

AUM in the public markets segment was $13.6 billion as of September 30, 2010, an increase of $0.3 billion or 1.9% compared to AUM of $13.4 billion as of June 30, 2010.  The increase was primarily due to new capital raised during the quarter and increases in the net asset value of certain vehicles, partially offset by redemptions.

FPAUM in the public markets segment was $6.7 billion as of September 30, 2010, an increase of $0.3 billion or 5.5% compared to FPAUM of $6.3 billion as of June 30, 2010.  The increase was primarily due to new capital raised during the quarter and increases in the net asset value of certain vehicles, partially offset by redemptions.

FRE in the public markets segment was $13.2 million for the quarter ended September 30, 2010, an increase of $6.5 million or 96.0% compared to pro forma FRE of $6.7 million for the quarter ended September 30, 2009.  For the nine months ended September 30, 2010, FRE was $40.7 million, an increase of $31.3 million compared to pro forma FRE of $9.4 million for the nine months ended September 30, 2009.  The increase in both comparative periods was due primarily to increased incentive fees earned from KKR Financial Holdings LLC (“KFN”) as a result of KFN’s financial performance exceeding certain required benchmarks, partially offset by increased compensation expense as a result of improved performance and the expansion of KKR’s business.

ENI in the public markets segment was $13.9 million for the quarter ended September 30, 2010, an increase of $9.5 million compared to pro forma ENI of $4.4 million for the quarter ended September 30, 2009.  For the nine months ended September 30, 2010, ENI was $42.4 million, an increase of $37.4 million compared to pro forma ENI of $5.0 million for the nine months ended September 30, 2009.  The increase in both comparative periods was due primarily to the increases in FRE explained above.

Capital Markets and Principal Activities

FRE in the capital markets and principal activities segment was $13.4 million for the quarter ended September 30, 2010, an increase of $7.5 million compared to pro forma FRE of $6.0 million for the quarter ended September 30, 2009.  For the nine months ended September 30, 2010, FRE was $41.4 million, an increase of $38.5 million compared to pro forma FRE of $2.8 million for the nine months ended September 30, 2009. The increase in both comparative periods was due primarily to an increase in overall capital markets transaction activity resulting from an improved environment and the continued buildout of this business.

ENI in the capital markets and principal activities segment was $129.7 million for the quarter ended September 30, 2010, a decrease of $385.0 million or 74.8% compared to pro forma ENI of $514.7 million for the quarter ended September 30, 2009.  For the nine months ended September 30, 2010, ENI was $860.2 million, a decrease of $57.5 million or 6.3% compared to pro forma ENI of $917.8 million for the nine months ended September 30, 2009. The decrease in both comparative periods was due primarily to lower appreciation of KKR’s principal investments when compared to the prior period.

CAPITAL AND LIQUIDITY

As of September 30, 2010, KKR had an available cash balance of $1.1 billion and $759.8 million of outstanding debt obligations. As of September 30, 2010, KKR’s availability for further borrowings was approximately $1.6 billion (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of September 30, 2010).

On September 29, 2010, KKR issued $500 million in aggregate principal amount of 6.375% senior notes due in 2020.  The notes are rated A- and A by Standard & Poor’s and Fitch, respectively.  Subsequent to September 30, 2010, KKR repaid $154.1 million of outstanding borrowings under its revolving credit facilities using a portion of the proceeds from the senior notes offering.

As of September 30, 2010, KKR’s portion of total uncalled commitments to its investment funds was $1,129.4 million, consisting of the following (amounts in thousands):

Commitments
Private Markets
2006 Fund	$438,909
European Fund III	399,150
Asian Fund	145,323
Infrastructure Fund	50,000
E2 Investors (Annex Fund)	30,833
Natural Resources I	7,500
Other Private Markets Commitments	532
Total Private Markets Commitments	1,072,247

Public Markets
Mezzanine Fund	42,100
Capital Solutions Vehicles	15,100
Total Public Markets Commitments	57,200
Total Uncalled Commitments	$1,129,447

DISTRIBUTION

A distribution of $0.15 per common unit will be paid on November 26, 2010 to unitholders of record as of the close of business on November 12, 2010.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Wednesday, November 3, 2010 at 10:00 a.m. EDT. The conference call may be accessed by dialing (888) 437-9315 (U.S. callers) or +1 (719) 325-2481 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Relations section of KKR’s website at http://www.kkr.com/kkr_ir/kkr_events.cfm.  A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers), pass code 2324765, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted on and accessible at Investor Relations section of KKR’s website at www.kkr.com. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email by visiting the “Email Alerts” area in the Investment Relations section of KKR’s website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global alternative asset manager with $55.5 billion in assets under management as of September 30, 2010.  With over 650 people and 14 offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platforms. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to assets under management, fee paying assets under management, fee related earnings, economic net income, committed dollars invested, uncalled commitments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the risk that the anticipated benefits of the business combination with KKR & Co. (Guernsey) L.P. may not be achieved; the general volatility of the capital markets; changes in KKR’s business strategy; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long-term and financial results are subject to significant volatility.  Additional information about factors affecting KKR is available in KKR & Co. L.P.’s prospectus filed with the SEC on October 5, 2010 and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Jonathan Levin	Peter McKillop or Kristi Huller
Kohlberg Kravis Roberts & Co. L.P.	Kohlberg Kravis Roberts & Co. L.P.
Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410	Tel:+ 1 (212) 750-8300
investor-relations@kkr.com	media@kkr.com

* * * * *

KKR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)

(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues
Fees	$96,018	$110,863	$289,119	$201,415
Expenses
Employee Compensation and Benefits	331,180	58,602	1,045,332	152,051
Occupancy and Related Charges	10,373	9,451	29,568	28,117
General, Administrative and Other	94,000	74,018	229,770	139,898
Fund Expenses	14,314	12,526	39,091	37,011
Total Expenses	449,867	154,597	1,343,761	357,077
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,450,124	4,047,337	4,768,245	5,545,468
Dividend Income	218,232	104,851	808,512	182,493
Interest Income	66,603	38,118	171,058	96,980
Interest Expense	(10,432)	(18,471)	(34,393)	(60,841)
Total Investment Income (Loss)	1,724,527	4,171,835	5,713,422	5,764,100
Income (Loss) Before Taxes	1,370,678	4,128,101	4,658,780	5,608,438
Income Taxes	16,263	4,115	60,998	5,805
Net Income (Loss)	1,354,415	4,123,986	4,597,782	5,602,633
Less: Net Income (Loss) Attributable to Noncontrolling Interests in Consolidated Entities	1,293,373	3,507,323	3,957,319	4,674,727
Less: Net Income (Loss) Attributable to Noncontrolling Interests Held by KKR Holdings L.P.	52,186		487,864	—
Net Income (Loss) Attributable to KKR & Co. L.P.	$8,856	$616,663	$152,599	$927,906

Net Income Attributable to KKR & Co. L.P. Per Common Unit (a)
Basic	$0.04		$0.74
Diluted (b)	$0.04		$0.74
Weighted Average Common Units
Basic	204,902,226		204,902,226
Diluted (b)	204,902,226		204,902,226

(a) Prior to the Business Combination, KKR’s business was conducted through a large number of entities as to which there was no single holding entity and no single capital structure upon which to calculate historical earnings per common unit information. Accordingly, earnings per common unit information has not been presented for historical periods prior to the Business Combination.

(b) For the quarter and nine months ended September 30, 2010, 478,105,194 of KKR Holdings units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR

RECONCILIATION OF TOTAL REPORTABLE SEGMENTS FEE RELATED EARNINGS AND ECONOMIC NET INCOME

TO NET INCOME ATTRIBUTABLE TO KKR & CO L.P.  (GAAP BASIS - UNAUDITED)

(Amounts in thousands)

	Quarter Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
Total reportable segments fee related earnings	$69,506	$223,231
Investment income	249,386	1,204,766
Less: Income attributable to noncontrolling interests	(1,567)	(2,817)
Economic net income (loss)	317,325	1,425,180
Income taxes	(16,263)	(60,998)
Amortization of intangibles and other, net	(1,678)	(6,566)
Non-cash equity based charges	(238,342)	(717,153)
Allocation to noncontrolling interests held by KKR Holdings L.P.	(52,186)	(487,864)
Net income attributable to KKR & Co. L.P.	$8,856	$152,599

	Quarter Ended	Nine Months Ended
	September 30, 2009 (a)	September 30, 2009 (a)
Total pro forma reportable segments fee related earnings	$67,033	$159,950
Investment income	756,455	1,280,405
Less: Income attributable to noncontrolling interests	(793)	(1,666)
Pro forma economic net income (loss)	822,695	1,438,689
Allocation to carry pool	73,424	95,857
Carry allocated to former KKR principals	143,375	172,637
Income on capital invested by or on behalf of KKR principals prior to completion of the Business Combination	71,616	86,452
Economic interests associated with the KKR 1996 Fund	40,594	67,163
Elimination of management fees paid by KPE prior to completion of Business Combination	10,603	28,244
Financial results of KPE	(502,158)	(906,492)
Certain compensation adjustments	(4,251)	(12,753)
Income attributable to noncontrolling interests	673	1,601
Total actual economic net income (loss)	$656,571	$971,398
Costs relating to the Transactions	(34,846)	(34,846)
Income taxes	(4,115)	(5,805)
Amortization of intangibles and other, net	(947)	(2,841)
Net income attributable to KKR & Co. L.P.	$616,663	$927,906

(a)         The 2009 segment financial information is presented on a pro forma basis to give effect to the Business Combination and related transactions as if they were completed on January 1, 2009 whereas the 2009 GAAP financial information is presented on an actual basis.  Accordingly, the reconciliations of segment financial information to GAAP financial information for the 2009 periods is presented in two parts:  (i) a reconciliation of 2009 pro forma segment financial information to 2009 actual segment financial information and (ii) a reconciliation of 2009 actual segment financial information to 2009 actual GAAP information.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	Actual	Actual	Pro Forma*	Actual	Pro Forma*
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Fees
Management and incentive fees:
Management fees	$112,545	$110,669	$107,444	$334,243	$324,101
Incentive fees	9,555	8,350	4,472	30,405	4,472
Management and incentive fees	122,100	119,019	111,916	364,648	328,573

Monitoring and transaction fees:
Monitoring fees	21,780	20,512	46,946	64,824	89,860
Transaction fees	40,634	37,441	37,419	133,609	51,986
Fee credits	(13,683)	(15,278)	(37,125)	(43,228)	(47,641)
Net monitoring and transaction fees	48,731	42,675	47,240	155,205	94,205

Total fees	170,831	161,694	159,156	519,853	422,778

Expenses
Employee compensation and benefits	49,056	49,431	41,874	150,740	120,579
Other operating expenses	52,269	48,927	50,249	145,882	142,249
Total expenses	101,325	98,358	92,123	296,622	262,828

Fee Related Earnings	69,506	63,336	67,033	223,231	159,950

Investment income (loss)
Gross carried interest	237,923	229,494	318,323	790,628	463,393
Less: allocation to KKR carry pool	(91,156)	(96,029)	(85,447)	(286,567)	(113,750)
Less: management fee refunds	(17,387)	(17,907)	—	(119,034)	—
Net carried interest	129,380	115,558	232,876	385,027	349,643
Other investment income (loss)	120,006	255,031	523,579	819,739	930,762
Total investment income (loss)	249,386	370,589	756,455	1,204,766	1,280,405

Income (Loss) before noncontrolling interests in Income of consolidated entities	318,892	433,925	823,488	1,427,997	1,440,355
Income (Loss) attributable to noncontrolling interests	1,567	874	793	2,817	1,666

Economic Net Income (Loss)	$317,325	$433,051	$822,695	$1,425,180	$1,438,689

Assets Under Management	$55,498,500	$54,398,300	$50,435,200	$55,498,500	$50,435,200
Fee Paying Assets Under Management	$42,705,200	$41,643,400	$42,991,700	$42,705,200	$42,991,700
Committed Dollars Invested	$540,400	$879,200	$1,070,100	$2,562,300	$1,651,000
Uncalled Commitments	$13,750,900	$13,498,200	$14,244,300	$13,750,900	$14,244,300

Other Information
Fee Related Earnings	$69,506	$63,336	$67,033	$223,231	$159,950
Plus: Depreciation and Amortization	2,674	3,762	2,297	8,874	6,608
Fee Related EBITDA	$72,180	$67,098	$69,330	$232,105	$166,558

GAAP interest expense	$10,432	$10,134	$18,471	$34,393	$60,841
Less: interest expense related to debt obligations from investment financing arrangements	6,849	6,610	9,732	$21,087	$32,785
Core Interest Expense (a)	$3,583	$3,524	$8,739	$13,306	$28,056

(a)  Core interest expense excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds and similar financing arrangements related to the KPE Investment Partnership.  These financing arrangements are not direct obligations of the general partner of KKR’s private equity funds or its management companies.  On a segment basis, interest expense is included in other investment income.

*  All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PRIVATE MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	Actual	Actual	Pro Forma*	Actual	Pro Forma*
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Fees
Management and incentive fees:
Management fees	$98,337	$97,046	$95,193	$293,543	$287,891
Incentive fees	—	—	—	—	—
Management and incentive fees	98,337	97,046	95,193	293,543	287,891

Monitoring and transaction fees:
Monitoring fees	21,780	20,512	46,946	64,824	89,860
Transaction fees	19,816	20,128	27,030	65,058	37,430
Fee credits	(12,941)	(13,872)	(37,125)	(36,890)	(47,641)
Net monitoring and transaction fees	28,655	26,768	36,851	92,992	79,649

Total fees	126,992	123,814	132,044	386,535	367,540

Expenses
Employee compensation and benefits	37,861	38,463	33,636	117,165	97,066
Other operating expenses	46,246	43,237	44,067	128,154	122,745
Total expenses	84,107	81,700	77,703	245,319	219,811

Fee Related Earnings	42,885	42,114	54,341	141,216	147,729

Investment income (loss)
Gross carried interest	236,792	228,413	318,323	788,045	463,393
Less: allocation to KKR carry pool	(90,704)	(95,597)	(85,447)	(285,534)	(113,750)
Less: management fee refunds	(17,387)	(17,907)	—	(119,034)	—
Net carried interest	128,701	114,909	232,876	383,477	349,643
Other investment income (loss)	2,524	(1,462)	16,927	(1,532)	20,016
Total investment income (loss)	131,225	113,447	249,803	381,945	369,659

Income (Loss) before noncontrolling interests in Income of consolidated entities	174,110	155,561	304,144	523,161	517,388
Income (Loss) attributable to noncontrolling interests	394	436	543	580	1,476

Economic Net Income (Loss)	$173,716	$155,125	$303,601	$522,581	$515,912

Assets Under Management	$41,878,700	$41,031,100	$37,498,800	$41,878,700	$37,498,800
Fee Paying Assets Under Management	$36,032,300	$35,317,500	$37,149,600	$36,032,300	$37,149,600
Committed Dollars Invested	$349,500	$839,200	$1,070,100	$2,184,200	$1,651,000
Uncalled Commitments	$12,495,400	$12,117,400	$14,244,300	$12,495,400	$14,244,300

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PUBLIC MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	Actual	Actual	Pro Forma*	Actual	Pro Forma*
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Fees
Management and incentive fees:
Management fees	$14,208	$13,623	$12,251	$40,700	$36,210
Incentive fees	9,555	8,350	4,472	30,405	4,472
Management and incentive fees	23,763	21,973	16,723	71,105	40,682

Monitoring and transaction fees:
Monitoring fees	—	—	—	—	—
Transaction fees	1,672	2,330	—	9,825	—
Fee credits	(742)	(1,406)	—	(6,338)	—
Net monitoring and transaction fees	930	924	—	3,487	—

Total fees	24,693	22,897	16,723	74,592	40,682

Expenses
Employee compensation and benefits	7,708	7,474	5,189	22,324	15,768
Other operating expenses	3,775	3,673	4,795	11,613	15,519
Total expenses	11,483	11,147	9,984	33,937	31,287

Fee Related Earnings	13,210	11,750	6,739	40,655	9,395

Investment income (loss)
Gross carried interest	1,131	1,081	—	2,583	—
Less: allocation to KKR carry pool	(452)	(432)	—	(1,033)	—
Less: management fee refunds	—	—	—	—	—
Net carried interest	679	649	—	1,550	—
Other investment income (loss)	148	(126)	(2,236)	530	(4,307)
Total investment income (loss)	827	523	(2,236)	2,080	(4,307)

Income (Loss) before noncontrolling interests in Income of consolidated entities	14,037	12,273	4,503	42,735	5,088
Income (Loss) attributable to noncontrolling interests	125	110	67	380	94

Economic Net Income (Loss)	$13,912	$12,163	$4,436	$42,355	$4,994

Assets Under Management	$13,619,800	$13,367,200	$12,936,400	$13,619,800	$12,936,400
Fee Paying Assets Under Management	$6,672,900	$6,325,900	$5,842,100	$6,672,900	$5,842,100
Committed Dollars Invested	$190,900	$40,000	$—	$378,100	$—
Uncalled Commitments	$1,255,500	$1,380,800	$—	$1,255,500	$—

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	Actual	Actual	Pro Forma*	Actual	Pro Forma*
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Fees
Management and incentive fees:
Management fees	$—	$—	$—	$—	$—
Incentive fees	—	—	—	—	—
Management and incentive fees	—	—	—	—	—

Monitoring and transaction fees:
Monitoring fees	—	—	—	—	—
Transaction fees	19,146	14,983	10,389	58,726	14,556
Fee credits	—	—	—	—	—
Net monitoring and transaction fees	19,146	14,983	10,389	58,726	14,556

Total fees	19,146	14,983	10,389	58,726	14,556

Expenses
Employee compensation and benefits	3,487	3,494	3,049	11,251	7,745
Other operating expenses	2,248	2,017	1,387	6,115	3,985
Total expenses	5,735	5,511	4,436	17,366	11,730

Fee Related Earnings	13,411	9,472	5,953	41,360	2,826

Investment income (loss)
Gross carried interest	—	—	—	—	—
Less: allocation to KKR carry pool	—	—	—	—	—
Less: management fee refunds	—	—	—	—	—
Net carried interest	—	—	—	—	—
Other investment income (loss)	117,334	256,619	508,888	820,741	915,053
Total investment income (loss)	117,334	256,619	508,888	820,741	915,053

Income (Loss) before noncontrolling interests in Income of consolidated entities	130,745	266,091	514,841	862,101	917,879
Income (Loss) attributable to noncontrolling interests	1,048	328	183	1,857	96

Economic Net Income (Loss)	$129,697	$265,763	$514,658	$860,244	$917,783

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended September 30, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$98,337	$14,208	$—	$112,545
Incentive fees	—	9,555	—	9,555
Management and incentive fees	98,337	23,763	—	122,100

Monitoring and transaction fees:
Monitoring fees	21,780	—	—	21,780
Transaction fees	19,816	1,672	19,146	40,634
Fee credits	(12,941)	(742)	—	(13,683)
Net monitoring and transaction fees	28,655	930	19,146	48,731

Total fees	126,992	24,693	19,146	170,831

Expenses
Employee compensation and benefits	37,861	7,708	3,487	49,056
Other operating expenses	46,246	3,775	2,248	52,269
Total expenses	84,107	11,483	5,735	101,325

Fee Related Earnings	42,885	13,210	13,411	69,506

Investment income (loss)
Gross carried interest	236,792	1,131	—	237,923
Less: allocation to KKR carry pool	(90,704)	(452)	—	(91,156)
Less: management fee refunds	(17,387)	—	—	(17,387)
Net carried interest	128,701	679	—	129,380
Other investment income (loss)	2,524	148	117,334	120,006
Total investment income (loss)	131,225	827	117,334	249,386

Income (Loss) before noncontrolling interests in Income of consolidated entities	174,110	14,037	130,745	318,892
Income (Loss) attributable to noncontrolling interests	394	125	1,048	1,567

Economic Net Income (Loss)	$173,716	$13,912	$129,697	$317,325

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended June 30, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$97,046	$13,623	$—	$110,669
Incentive fees	—	8,350	$—	8,350
Management and incentive fees	97,046	21,973	—	119,019

Monitoring and transaction fees:
Monitoring fees	20,512	—	—	20,512
Transaction fees	20,128	2,330	14,983	37,441
Fee credits	(13,872)	(1,406)	—	(15,278)
Net monitoring and transaction fees	26,768	924	14,983	42,675

Total fees	123,814	22,897	14,983	161,694

Expenses
Employee compensation and benefits	38,463	7,474	3,494	49,431
Other operating expenses	43,237	3,673	2,017	48,927
Total expenses	81,700	11,147	5,511	98,358

Fee Related Earnings	42,114	11,750	9,472	63,336

Investment income (loss)
Gross carried interest	228,413	1,081	—	229,494
Less: allocation to KKR carry pool	(95,597)	(432)	—	(96,029)
Less: management fee refunds	(17,907)	—	—	(17,907)
Net carried interest	114,909	649	—	115,558
Other investment income (loss)	(1,462)	(126)	256,619	255,031
Total investment income (loss)	113,447	523	256,619	370,589

Income (Loss) before noncontrolling interests in Income of consolidated entities	155,561	12,273	266,091	433,925
Income (Loss) attributable to noncontrolling interests	436	110	328	874

Economic Net Income (Loss)	$155,125	$12,163	$265,763	$433,051

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - PRO FORMA (UNAUDITED)

Quarter Ended September 30, 2009

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$95,193	$12,251	$—	$107,444
Incentive fees	—	4,472	—	4,472
Management and incentive fees	95,193	16,723	—	111,916

Monitoring and transaction fees:
Monitoring fees	46,946	—	—	46,946
Transaction fees	27,030	—	10,389	37,419
Fee credits	(37,125)	—	—	(37,125)
Net monitoring and transaction fees	36,851	—	10,389	47,240

Total fees	132,044	16,723	10,389	159,156

Expenses
Employee compensation and benefits	33,636	5,189	3,049	41,874
Other operating expenses	44,067	4,795	1,387	50,249
Total expenses	77,703	9,984	4,436	92,123

Fee Related Earnings	54,341	6,739	5,953	67,033

Investment income (loss)
Gross carried interest	318,323	—	—	318,323
Less: allocation to KKR carry pool	(85,447)	—	—	(85,447)
Less: management fee refunds	—	—	—	—
Net carried interest	232,876	—	—	232,876
Other investment income (loss)	16,927	(2,236)	508,888	523,579
Total investment income (loss)	249,803	(2,236)	508,888	756,455

Income (Loss) before noncontrolling interests in Income of consolidated entities	304,144	4,503	514,841	823,488
Income (Loss) attributable to noncontrolling interests	543	67	183	793

Economic Net Income (Loss)	$303,601	$4,436	$514,658	$822,695

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Nine Months Ended September 30, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$293,543	$40,700	$—	$334,243
Incentive fees	—	30,405	—	30,405
Management and incentive fees	293,543	71,105	—	364,648

Monitoring and transaction fees:
Monitoring fees	64,824	—	—	64,824
Transaction fees	65,058	9,825	58,726	133,609
Fee credits	(36,890)	(6,338)	—	(43,228)
Net monitoring and transaction fees	92,992	3,487	58,726	155,205

Total fees	386,535	74,592	58,726	519,853

Expenses
Employee compensation and benefits	117,165	22,324	11,251	150,740
Other operating expenses	128,154	11,613	6,115	145,882
Total expenses	245,319	33,937	17,366	296,622

Fee Related Earnings	141,216	40,655	41,360	223,231

Investment income (loss)
Gross carried interest	788,045	2,583	—	790,628
Less: allocation to KKR carry pool	(285,534)	(1,033)	—	(286,567)
Less: management fee refunds	(119,034)	—	—	(119,034)
Net carried interest	383,477	1,550	—	385,027
Other investment income (loss)	(1,532)	530	820,741	819,739
Total investment income (loss)	381,945	2,080	820,741	1,204,766

Income (Loss) before noncontrolling interests in Income of consolidated entities	523,161	42,735	862,101	1,427,997
Income (Loss) attributable to noncontrolling interests	580	380	1,857	2,817

Economic Net Income (Loss)	$522,581	$42,355	$860,244	$1,425,180

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - PRO FORMA (UNAUDITED)

Nine Months Ended September 30, 2009

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$287,891	$36,210	$—	$324,101
Incentive fees	—	4,472	—	4,472
Management and incentive fees	287,891	40,682	—	328,573

Monitoring and transaction fees:
Monitoring fees	89,860	—	—	89,860
Transaction fees	37,430	—	14,556	51,986
Fee credits	(47,641)	—	—	(47,641)
Net monitoring and transaction fees	79,649	—	14,556	94,205

Total fees	367,540	40,682	14,556	422,778

Expenses
Employee compensation and benefits	97,066	15,768	7,745	120,579
Other operating expenses	122,745	15,519	3,985	142,249
Total expenses	219,811	31,287	11,730	262,828

Fee Related Earnings	147,729	9,395	2,826	159,950

Investment income (loss)
Gross carried interest	463,393	—	—	463,393
Less: allocation to KKR carry pool	(113,750)	—	—	(113,750)
Less: management fee refunds	—	—	—	—
Net carried interest	349,643	—	—	349,643
Other investment income (loss)	20,016	(4,307)	915,053	930,762
Total investment income (loss)	369,659	(4,307)	915,053	1,280,405

Income (Loss) before noncontrolling interests in Income of consolidated entities	517,388	5,088	917,879	1,440,355
Income (Loss) attributable to noncontrolling interests	1,476	94	96	1,666

Economic Net Income (Loss)	$515,912	$4,994	$917,783	$1,438,689

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

BALANCE SHEETS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands, except unit and per unit amounts)

	As of September 30, 2010
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and cash equivalents	$284,571	$15,149	$772,719		$1,072,439
Investments	—	—	4,520,464	(a)	4,520,464
Unrealized carry	378,500	1,551	—		380,051
Other assets	139,847	50,440	28,519		218,806
Total assets	$802,918	$67,140	$5,321,702		$6,191,760

Debt obligations	$—	$—	$759,788		$759,788
Other liabilities	148,419	14,591	40,802		203,812
Total liabilities	148,419	14,591	800,590		963,600

Noncontrolling interests	(1,810)	844	20,590		19,624

Partners’ capital	$656,309	$51,705	$4,500,522		$5,208,536

Book value per unit (b)	$0.96	$0.08	$6.59		$7.63

	As of December 31, 2009
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Cash and cash equivalents	$51,015	$9,089	$496,554	$556,658
Investments	—	—	4,108,359	4,108,359
Unrealized carry	156,149	—	—	156,149
Other assets	154,964	53,319	55,219	263,502
Total assets	$362,128	$62,408	$4,660,132	$5,084,668

Debt obligations	$—	$—	$733,697	$733,697
Other liabilities	84,936	12,300	85,802	183,038
Total liabilities	84,936	12,300	819,499	916,735

Noncontrolling interests	130	527	14,392	15,049

Partners’ capital	$277,062	$49,581	$3,826,241	$4,152,884

Book value per unit (b)	$0.41	$0.07	$5.60	$6.08

(a) See Capital Markets and Principal Activities segment schedule of investments that follows in this press release.

(b) Book value per unit is based on 683,007,420 units on a fully diluted basis as of September 30, 2010, giving effect to the common units  that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units and equity awards granted under KKR & Co. L.P. 2010 Equity Incentive Plan.

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS

(Amounts in thousands, except percentage amounts)

	As of September 30, 2010
			Fair Value as
		Fair	a Percentage
Investment	Cost	Value	of Investments

Private Equity Investments:
Co-investments in portfolio companies of private equity funds:
Dollar General Corporation	$183,332	$612,852	13.6%
HCA Inc.	201,444	495,326	11.0
Alliance Boots GmbH.	301,352	282,809	6.2
The Nielsen Company B.V.	156,839	235,258	5.2
Biomet, Inc.	151,443	151,443	3.3
NXP B.V.	250,000	117,361	2.6
U.S. Foodservice, Inc.	100,000	100,000	2.2
First Data Corporation	135,258	81,155	1.8
ProSiebenSat.1 Media AG	226,913	47,486	1.0
Energy Future Holdings Corp.	200,000	40,000	0.9
KION Group GmbH.	128,058	30,074	0.7
PagesJaunes Groupe S.A.	235,201	—	—
Capmark Financial Group Inc.	137,321	—	—
	2,407,161	2,193,764	48.5
Private equity funds:
KKR 2006 Fund L.P.	1,174,661	1,246,899	27.6
KKR Asian Fund L.P.	149,227	180,668	4.0
KKR European Fund, Limited Partnership	159,198	178,954	4.0
KKR Millennium Fund L.P.	197,391	178,136	3.9
KKR European Fund III, Limited Partnership	141,814	147,773	3.3
KKR European Fund II, Limited Partnership	96,234	69,721	1.5
KKR E2 Investors, L.P.	9,432	12,562	0.3
	1,927,957	2,014,713	44.6

Other Investments	364,217	311,987	6.9

Total Investments	$4,699,335	$4,520,464	100.0%

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED

(Amounts in thousands, except percentage amounts)

	As of September 30, 2010
			Fair Value as
		Fair	a Percentage
Investment	Cost	Value	of Investments

Significant Aggregate Investments: (a)
Dollar General Corporation	$264,880	$847,245	18.7%
HCA Inc.	260,920	624,225	13.8
Alliance Boots GmbH	443,114	424,715	9.4
The Nielsen Company B.V.	172,841	257,662	5.7
Biomet, Inc.	256,358	256,358	5.7
	1,398,113	2,410,205	53.3
Other portfolio companies (b)	2,937,005	1,798,272	39.8
Other investments	364,217	311,987	6.9
	$4,699,335	$4,520,464	100.0%

Investments by Geography:
North America	$2,521,298	$3,045,381	67.4%
Europe	1,754,780	1,032,535	22.8
Asia Pacific	423,257	442,548	9.8
	$4,699,335	$4,520,464	100.0%

Investments by Industry:
Healthcare	$1,008,235	$1,348,177	29.8%
Retail	600,993	1,150,619	25.5
Financial Services	910,135	576,680	12.8
Media/Telecom	789,441	430,153	9.5
Technology	471,766	374,565	8.3
Industrial	330,580	271,354	6.0
Energy	421,306	177,561	3.9
Consumer Products	146,408	164,551	3.6
Other	20,471	26,804	0.6
	$4,699,335	$4,520,464	100.0%

(a) The significant aggregate private equity investments include the co-investment in the underlying portfolio company and the limited partner and/or general partner interests equal to the pro rata share of KKR’s private equity fund investment with fair values in excess of 5% of the Capital Markets and Principal Activities Segment investment balance as of September 30, 2010.

(b) Other portfolio companies include aggregate private equity investments in portfolio companies with individual fair values less than 5% of the Capital Markets and Principal Activities Segment investments balance as of September 30, 2010.

KKR

ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT

(Amounts in thousands)

Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments

AUM as of June 30, 2010	$41,031,100	$13,367,200	$54,398,300
New Capital Raised	—	416,900	416,900
Distributions	(1,279,700)	(260,100)	(1,539,800)
Foreign Exchange	296,200	—	296,200
Change in Value	1,831,100	95,800	1,926,900
AUM as of September 30, 2010	$41,878,700	$13,619,800	$55,498,500

Fee Paying Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments

FPAUM as of June 30, 2010	$35,317,500	$6,325,900	$41,643,400
New Capital Raised	—	416,700	416,700
Distributions	(24,500)	(260,100)	(284,600)
Foreign Exchange	722,600	—	722,600
Change in Value	16,700	190,400	207,100
FPAUM as of September 30, 2010	$36,032,300	$6,672,900	$42,705,200

KKR

INVESTMENT VEHICLE SUMMARY (UNAUDITED)

As of September 30, 2010

(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Fair Value
Private Markets
Private Equity Funds
E2 Investors (Annex Fund)	8/2009	11/2011	$543.0	$428.2	4.2%	$114.8	$—	$114.8	$151.5
European Fund III	3/2008	3/2014	5,998.5	4,293.9	4.5%	1,704.6	—	1,704.6	1,751.1
Asian Fund	7/2007	7/2013	4,000.0	1,957.4	2.5%	2,042.6	—	2,042.6	2,582.0
2006 Fund	9/2006	9/2012	17,642.2	4,880.5	2.1%	12,761.7	1,731.2	11,979.5	13,096.2
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	691.4	5,406.1	3,782.8
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	5,764.0	4,144.4	5,560.9
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	6,263.5	553.2	2,106.5

Total Private Equity Funds			43,019.9	11,560.0		31,459.9	14,450.1	25,945.2	29,031.0

Co-Investment Vehicles	Various	Various	1,865.1	452.9	Various	1,412.0	189.9	1,354.6	1,955.6
Natural Resources I	3/2010	(1)	257.5	257.5	2.9%	—	—	—	—
Infrastructure Fund	9/2010	9/2016	225.0	225.0	22.2%	—	—	—	—

Private Markets Total			45,367.5	12,495.4		32,871.9	14,640.0	27,299.8	30,986.6

Public Markets
Capital Solutions Vehicles	Various	Various	1,170.2	754.5	Various	415.7	—	415.7	439.5
Mezzanine Fund	3/2010	3/2015	528.6	501.0	8.5%	27.6	—	27.6	27.6

Public Markets Total			1,698.8	1,255.5		443.3	—	443.3	467.1

Total			$47,066.3	$13,750.9		$33,315.2	$14,640.0	$27,743.1	$31,453.7

(1) Third anniversary of the first acquisition.

KKR

DISTRIBUTION CALCULATION

(Amounts in thousands, except unit and per unit amounts)

Quarter Ended
September 30, 2010

FRE	$69,506
Realized cash carry	98,852
Less: local income taxes	—
Less: noncontrolling interests	(1,567)
Gross distributable earnings	166,791
Earnings attributable to KKR & Co. L.P. (30%)	50,037
Less: estimated current corporate income taxes	(19,005)
Plus: tax distribution	—
Net cash available for distribution	$31,032
Outstanding KKR & Co. L.P. units	204,902,226
Distribution per KKR & Co. L.P. unit	$0.15

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its asset management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements.  KKR does not intend to distribute gains on principal investments, other than certain tax distributions, if any, to the extent that distributions for the relevant tax year were otherwise insufficient to cover certain tax liabilities of its partners, as calculated by KKR.  When KKR & Co. L.P. receives distributions from the KKR Group Partnerships, KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.  For the purposes of KKR’s distribution policy, its distributions are expected to consist of an amount consisting of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) certain tax distributions, if any.  This amount is expected to be reduced by (i) corporate and applicable local taxes if any, (ii) noncontrolling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement.  There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unitholder’s actual U.S. or non-U.S. tax liability.

Notes to KKR’s Unaudited Reportable Segments

The reportable segments are presented prior to giving effect to the allocation of income between KKR & Co. L.P. and KKR Holdings L.P. and as such represents the business in total.  For the quarter and nine months ended September 30, 2010, KKR’s allocable portion of FRE and ENI would be calculated as approximately 30% of the amounts presented less applicable income taxes.

The FRE and ENI previously reported for periods prior to October 1, 2009 did not reflect certain adjustments that are applicable for periods after October 1, 2009 as a result of the Business Combination, which include items such as:

•                  the exclusion of approximately 40% of the carry allocated to KKR principals pursuant to its carry pool;

•                  the exclusion of carry allocated to former KKR principals;

•                  the exclusion of the capital invested by or on behalf of the general partners of KKR’s private equity funds before the completion of the Business Combination and any returns thereon;

•                  the exclusion of the economic interests associated with the KKR 1996 Fund;

•                  the elimination of management fees paid by KKR & Co. (Guernsey) L.P. formerly known as KKR Private Equity Investors, L.P. (“KPE”), prior to the Business Combination, to KKR’s management companies;

•                  the inclusion of the financial results of KPE; and

•                  certain compensation adjustments including: (a) the exclusion of bonuses earned by certain of KKR’s principals which will not be borne by public investors and (b) the inclusion of salaries for KKR’s senior principals.

Given the significance of these adjustments, the comparisons to all periods prior to October 1, 2009 in this press release are on a pro forma basis giving effect to the adjustments above.  For a further discussion of adjustments related to the Business Combination please refer to KKR & Co. L.P.’s prospectus filed on October 5, 2010, which is available at the SEC’s website at www.sec.gov.

Key performance measures used in evaluating KKR’s reportable business segments are summarized below.  These measures are used by management for its segments in making resource deployment and other operational decisions.

Fee related earnings (“FRE”) is comprised of segment operating revenues, less segment operating expenses. The components of FRE on a segment basis differ from the equivalent U.S. GAAP amounts on a combined basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of expenses of consolidated funds; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings; (vi) the exclusion of certain reimbursable expenses and (vii) the exclusion of certain non-recurring items.

Economic net income (“ENI”) is a measure of profitability for KKR’s reportable segments and is comprised of: (i) FRE; plus (ii) segment investment income, which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income on a U.S. GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; and (iv) the value of outstanding structured finance vehicles. You should note that KKR’s calculation of AUM may differ from the calculations of other asset managers and, as a result, its measurements of AUM may not be comparable to similar measures presented by other asset managers. KKR’s definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds, vehicles or accounts that it manages.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees.    FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest); and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles during a given period. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR.

Uncalled commitments represent unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments.

The following should be considered when reviewing KKR’s reportable segments:

Fee Credits require KKR to share a portion of any monitoring and transaction fees received from portfolio companies with limited partners in certain of its investment funds.  Fee credits exclude fees that are not attributable to a fund’s investment in a portfolio company and generally amount to 80% of monitoring and transaction fees after fund related expenses are recovered.

KKR Carry Pool represents a portion of the carried interest earned in relation to certain of KKR’s active and future investment funds and co-investment vehicles that will be allocated to its principals, other professionals and selected other individuals.

Management Fee Refunds represent 20% of any cash management fees earned from limited partners in the event that certain of KKR’s investment funds recognize a carried interest.  At such time as the fund recognizes a carried interest in an amount sufficient to cover 20% of the management fees earned or a portion thereof, carried interest is reduced, not to exceed 20% of management fees earned.

Noncontrolling interests represent economic interests that will (i) allocate to a former principal an aggregate of 1% of profits and losses of its management companies until a future date and (ii) allocate to a third party investor an aggregate of 2% of the equity in its capital markets business.